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                                                                EXHIBIT 5

                                   SIDLEY & AUSTIN
                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS  60603
                                   (312) 853-7000

                                     May 22, 1998




Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois  60602


          Re:  Telephone and Data Systems, Inc.
               Registration Statements on Form S-8

Gentlemen:

          We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Post-Effective Amendment No. 1 (the "Amendment") to the Company's Registration Statements on Form S-8 (the "Registration Statements") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 921,651 Common Shares, par value $.01 per share, 921,651 United States Cellular Group Common Shares, par value $.01 per share, 614,434 TDS Telecommunications Group Common Shares, par value $.01 per share and 614,434 Aerial Communications Group Common Shares, par value $.01 per share (collectively, the "Shares"), of the Company pursuant to the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan (the "1994 Plan"), and the 1988 Stock Option and Stock Appreciation Rights Plan (the "1988 Plan")

          In rendering this opinion, we have examined and relied upon copies of the 1994 Plan, the 1988 Plan, the Registration Statements and the Prospectus related to each of the 1994 Plan and the 1988 Plan. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each Share will be legally issued, fully paid and nonassessable when: (i) the Amendment shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and sold in the manner contemplated by the 1994 Plan or the 1988 Plan , as the case may be; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the 1994 Plan or the 1988 Plan, as the case may be.


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Telephone and Data Systems, Inc.
May 22, 1998
Page 2

          This opinion is limited to the General Corporation Law of the State of Delaware and to the Securities Act. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

          The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to all references to our Firm in or made a part of the Registration Statements or any related Prospectus.

                              Very truly yours,

                              SIDLEY & AUSTIN